Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO – September 11, 2023 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, announced today that it intends to offer and sell, subject to market and other conditions, $250.0 million of shares of its common stock in an underwritten public offering. In addition, Crinetics intends to grant the underwriters a 30-day option to purchase up to an additional $37.5 million of shares of common stock. All of the shares to be sold in the offering are to be sold by Crinetics. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Crinetics intends to use the net proceeds from the proposed offering to fund the development of paltusotine, CRN04894 and its other research and development programs, and for working capital and general corporate purposes.

J.P. Morgan, Morgan Stanley, Leerink Partners and Piper Sandler are acting as joint book-running managers for the offering.

The securities described above are being offered by Crinetics pursuant to a shelf registration statement that became automatically effective upon its filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by email at prospectus@morganstanley.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Paltusotine, an investigational, first-in-class, oral somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in a Phase 1 clinical study for CRN04894 a first-in-class, investigational, oral adrenocorticotropic hormone (ACTH) antagonist, that is currently in Phase 2 clinical studies for the treatment of Cushing’s disease and congenital adrenal hyperplasia. All of the Company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts, including additional discovery programs addressing a variety of endocrine conditions such as hyperparathyroidism, polycystic kidney disease, Graves’ disease, thyroid eye disease, hyperinsulinism, diabetes and obesity.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements relating to the offering, including the timing and size of the offering and the anticipated use of proceeds therefrom, and the grant of the option to purchase additional shares. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2022, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Chas Schultz

VP, IR & Corporate Communications

cschultz@crinetics.com

(858) 450-6464

Investors:

Corey Davis

LifeSci Advisors

cdavis@lifesciadvisors.com

(212) 915-2577

Media:

Jenn Gordon

Spectrum Science

jgordon@spectrumscience.com

(202) 957-7795